REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Top Favour Limited

We have audited the accompanying consolidated balance sheets of Top Favour Limited and Subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2009. Top Favour Limited and Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top Favour Limited and Subsidiaries as of June 30, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Frazer Frost, LLP (successor entity of Moore Stephens Wurth Frazer & Torbet, LLP)
Brea, California
November 18, 2009

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND 2008

ASSETS
	June, 30
	2009	2008
CURRENT ASSETS
Cash	$278,399	$4,705,129
Notes receivable	358,808	-
Accounts receivable, trade, net	6,454,663	3,552,733
Other receivables	225,288	996,190
Inventories	107,187	206,690
Advances to suppliers	8,364,448	1,646,714
Total current assets	15,788,793	11,107,456

PROPERTY, PLANT AND EQUIPMENT, net	16,954,659	16,208,908

OTHER ASSETS
Prepayment for construction	7,462,008	-
Intangible - Land use rights, net	1,945,811	2,001,379
Intangible - Mineral rights, net	5,233,992	8,014,599
Other assets	102,550	102,130
Total other assets	14,744,361	10,118,108

Total assets	$47,487,813	$37,434,472

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$244,570	$3,576,790
Short term loans - Bank	2,219,475	3,896,989
Short term loans - Others	1,098,750	-
Due to related parties	259,033	2,092,983
Due to shareholders	1,281,304	4,667,405
Other payables and accrued liabilities	744,058	1,693,548
Customer deposits	3,751,327	511,628
Construction payable	-	383,442
Taxes payable	2,682,254	2,947,118
Total liabilities	12,280,771	19,769,903

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common share, $1.00 par value, 50,000 authorized,
1,000 issued and outstanding as of June 30, 2009 and 2008	1,000	1,000
Additional Paid-in capital	3,544,077	3,044,803
Contribution receivables	-	(1,000)
Statutory reserves	1,127,710	573,412
Retained earnings	29,754,451	13,340,814
Accumulated other comprehensive income	779,804	705,540
Total shareholders' equity	35,207,042	17,664,569

Total liabilities and shareholders' equity	$47,487,813	$37,434,472

 The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED JUNE 30, 2009, 2008 AND 2007

	2009	2008	2007

REVENUE	$51,395,992	$58,623,488	$30,078,701

COST OF GOOD SOLD	27,523,329	27,751,480	22,179,203

GROSS PROFIT	23,872,663	30,872,008	7,899,498

OPERATING EXPENSES:
Selling	732,902	1,631,856	1,613,496
General and administrative	1,905,987	2,269,540	2,717,161
Total operating expenses	2,638,889	3,901,396	4,330,657

INCOME FROM OPERATIONS	21,233,774	26,970,612	3,568,841

OTHER INCOME (EXPENSE), NET
Finance expense, net	(914,072)	(1,122,569)	(750,950)
Other income (expense), net	139,823	(137,063)	(49,375)
Total other expense, net	(774,249)	(1,259,632)	(800,325)

INCOME BEFORE INCOME TAXES	20,459,525	25,710,980	2,768,516

PROVISION FOR INCOME TAXES	3,491,590	8,046,315	2,165,766

NET INCOME	16,967,935	17,664,665	602,750

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	74,264	909,318	(144,792)

COMPREHENSIVE INCOME	$17,042,199	$18,573,983	$457,958

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated
					Retained Earnings		other
	Common Stock		Paid-in	Contribution	Statutory		comprehensive
	Shares	Par Value	capital	Receivable	reserves	Unrestricted	(loss) income	Total
BALANCE, June 30, 2006	1,000	$1,000	$853,022	$(1,000)	$2,295	$(4,355,484)	$(58,986)	$(3,559,153)
								-
Net income						602,750		602,750
Adjustment of statutory reserve					105,301	(105,301)		-
Shareholder contribution by forfeited imputed interest			702,884					702,884
Foreign currency translation adjustments							(144,792)	(144,792)

BALANCE, June 30, 2007	1,000	$1,000	$1,555,906	$(1,000)	$107,596	$(3,858,035)	$(203,778)	$(2,398,311)
								-
Net income						17,664,665		17,664,665
Adjustment of statutory reserve					465,816	(465,816)		-
Shareholder contribution			851,968					851,968
Shareholder contribution by forfeited imputed interest			636,929					636,929
Foreign currency translation adjustments							909,318	909,318

BALANCE, June 30, 2008	1,000	$1,000	$3,044,803	$(1,000)	$573,412	$13,340,814	$705,540	$17,664,569

Net income						16,967,935		16,967,935
Adjustment of Statutory reserve					554,298	(554,298)		-
Shareholder cash contribution and by forfeited imputed interest			499,274	1,000				500,274
Foreign currency translation adjustments							74,264	74,264

BALANCE, June 30, 2009	1,000	$1,000	$3,544,077	$-	$1,127,710	$29,754,451	$779,804	$35,207,042

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2009, 2008 AND 2007

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,967,935	$17,664,665	$602,750
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	2,013,441	1,259,811	1,031,563
Amortization and depletion	2,877,364	2,133,587	1,260,992
Bad debt expense	-	200,356	535,345
Imputed interest on shareholder and related party loans	490,274	636,929	702,884
Capitalized interest	(35,914)	(156,121)	(158,890)
Change in operating assets and liabilities
Notes receivable	(358,808)	-	-
Accounts receivable, trade	(2,887,319)	(1,820,052)	(1,412,025)
Other receivables	774,999	589,411	(645,240)
Inventories	100,353	67,607	363,935
Advances to suppliers	(6,710,962)	(1,397,012)	1,526,323
Other current assets	-	79,236	158,233
Accounts payable, trade	(3,346,930)	(1,458,808)	2,545,876
Other payables and accrued liabilities	(954,832)	(4,601,657)	(2,437,311)
Customer deposits	3,237,596	(2,225,952)	747,481
Taxes payable	(276,983)	2,088,249	(175,421)
Net cash provided by operating activities	11,890,214	13,060,249	4,646,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,041,639)	(2,648,102)	(2,988,978)
Purchase of land use rights and mineral rights	-	(5,822,908)	(3,549,834)
Prepayment for construction	(7,462,008)	-	-
Net cash used in investing activities	(10,503,647)	(8,471,010)	(6,538,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder contribution	10,000	851,968	-
Payments on short-term loans Bank	(1,693,540)	(4,943,071)	(1,525,552)
Cash proceeds from short term loans - Others	1,098,750	5,232,220	3,568,587
(Payment) proceeds of loans from shareholders	(3,405,295)	-	-
(Payment) proceeds of loans from related parties	(1,842,557)	(2,078,542)	136,855
Net cash used in(provided by) financing activities	(5,832,642)	(937,425)	2,179,890

EFFECT OF EXCHANGE RATE ON CASH	19,345	328,149	28,074

(DECREASE) INCREASE IN CASH	(4,426,730)	3,979,963	315,647

CASH, beginning of year	4,705,129	725,166	409,519

CASH, end of year	$278,399	$4,705,129	$725,166

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$3,451,585	$6,634,443	$1,902,383
Cash paid for interest expense	$286,194	$575,206	$278,909

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 1 – Organization

Top Favour Limited (“Top Favour”, “we”, or “the Company”) was incorporated in the British Virgin Islands on July 2, 2008.  Through its wholly-owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”Hongyuan), which was formed on March 18, 2009, and the variable interest entity (“VIE”) - Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”), the Company produces and sells coal, coke, coal gas-generated electricity, and other coking by-products in the People’s Republic of China (“PRC” or China).

Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”) was incorporated as a trading and holding Company on June 5, 1996 under the laws of the PRC.  In addition to operating the Baofeng Coking Factory (“Baofeng Coking”), Hongli sells coals and coke to its customers, most of whom are energy trading companies procuring coking coals for steel manufacturers and chemical refineries in China.  Hongli has a registered capital of RMB 8,080,000 and is located in the city of Pingdingshan, Henan Province.

Baofeng Coking  is a division of Hongli and was established in May 2002.  Hongli and Baofeng Coking are engaged in coal selling, coal washing and coking, using raw coals produced by its affiliate or purchased from other raw or washed coal vendors.

Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) was formed in July 19, 2007 under the laws of the PRC and is 100% owned by Hongli. Hongchang Coal owns the coal mining rights over three underground coal mines and produces raw coal that is suitable for coke producing and other industrial uses.  Total proven coal reserves for all three mines as of July 2007 were 2,475,000 metric tons, of which the Company is permitted to extract (by means of paying for the mining privilege to the government) up to 1,215,000 metric tons.  The majority of its products are internally sold to Baofeng Coking and Hongli.

Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”) was formed on August 1, 2006, and is a 100% owned subsidiary of Hongli.  Hongguang Power operates its 2x3000-kilowatt (kw) power plant and provides electricity to Baofeng Coking and the Chinese national power grid which is generated from the coal gas emitted from the coking process of Baofeng Coking.  Hongguang is required to sell its surplus electricity to the national power grid by the local government, in excess of power supplied to and consumed by Baofeng Coking.

Hongli and its operating subsidiaries hold the approved licenses necessary to operate the coal mining, coal sales, coking and power plant businesses in China. PRC law currently has limits on foreign ownership of these companies. To comply with these foreign ownership restrictions and in order for Top Favour to obtain control over Hongli’s PRC operating entities, on March 18, 2009, Top Favour, through Hongyuan, entered into contractual arrangements with Hongli on March 18, 2009(“Contractual Arrangements”). Those Contractual Arrangements are comprised of a series of agreements, including: (1) a Consulting Services Agreement, through which Hongyuan has the right to advise, consult, manage and operate Hongli and its subsidiaries (“Operating Companies”), collect, and own all of the respective net profits of the Operating Companies; (2) an Operating Agreement, through which Hongyuan has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets; (3) a Proxy Agreement, under which the shareholders of the Operating Companies have vested their voting control over the Operating Companies to Hongyuan and will only transfer their equity interests in the Operating Companies to Hongyuan or its designee(s); (4) an Option Agreement, under which the shareholders of the Operating Companies have granted Hongyuan the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies; and (5) an Equity Pledge Agreement, under which the shareholders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to Hongyuan to guarantee the Operating Companies’ performance of their respective obligations under the Consulting Services Agreement.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Since Top Favour and Hongli are under common control, this has been accounted for as a reorganization of entities and the consolidation of Top Favour and Hongli has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Top Favour  and Hongli had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.  The Company’s consolidated assets do not include any collateral for Hongli’s obligations.  The creditors of Hongli do not have recourse against Top Favour and Hongyuan.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary - Hongyuan and its VIEs – Hongli and its subsidiaries. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

In accordance with Financial Accounting Standards Board interpretation of the guidance, “Consolidation of Variable Interest Entities”, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. As a result of these contractual arrangements (Note 1), Top Favour is obligated to absorb a majority of the risk of loss from Hongli’s activities and Top Favour  is enabled to receive a majority of its expected residual returns, Top Favour  accounts for Hongli as a VIE and is the primary beneficiary.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to coal reserves that are the basis for future cash flow estimates and units-of-production depletion calculations; asset impairments; valuation allowances for deferred income taxes; reserves for contingencies and litigation and the fair value and accounting treatment of certain financial instruments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates. In addition, different assumptions or conditions could reasonably be expected to yield different results.

Management has included all adjustments, consisting only of normal recurring adjustments,  considered  necessary  to give a fair  presentation  of  operating results  for  the  periods  presented.   Interim results are not necessarily indicative the results of a full year.  The information included in the consolidated financial statements should be read in conjunction with reports and statements filed with the Securities and Exchange Commission.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104. Coal and coke sales are recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  This generally occurs when coal is loaded onto trains or trucks at one of the Company’s loading facilities or at third party facilities.

Most of the electricity generated by Hongguan Power is used internally by Baofeng Coking.  Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board.  The value of the surplus electricity is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales represent the invoiced value of goods, net of a value-added tax (VAT), sales discounts and actual returns at the time when products are sold to the customer.

Shipping and handling costs

Shipping and handling costs related to costs of the raw materials purchased is included in cost of revenues.  Total shipping and handling costs related to sales were recorded as selling expenses. For the years ended June 30, 2009, 2008 and 2007, shipping and handling costs related to sales were $202,849, $313,639 and $535,755, respectively.

Foreign currency translation and other comprehensive income

The reporting currency of the Company is the US dollar. The functional currency of the Company and its subsidiaries is the Chinese Renminbi (RMB).

For the subsidiaries whose functional currencies are other than the US dollar, all assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholders’ equity is translated at the historical rates and items in the statement of operations are translated at the average rate for the year. Items in the cash flow statement are also translated at average translation rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity at June 30, 2009, 2008 and 2007 were translated at the rates of RMB 6.83, RMB 6.87 and RMB 7.62 to $1, respectively.  The average translation rates applied to income and cash flow statement amounts for the years ended June 30, 2009, 2008 and 2007 were at RMB 6.83, RMB 7.29 and RMB 7.83 to $1, respectively.

Fair value of financial instruments

Effective January 1, 2008, the Company adopted the Financial Accounting Standard Board’s (“FASB”) accounting standard regarding fair value of financial instruments and related fair value measurements. Those accounting standards established a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosures requirements for fair value measures.  The carrying amounts reported in the accompanying consolidated balance sheets for receivables, payables and short term loans qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels of valuation hierarchy are defined as follows:

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance the accounting standard.

“The Fair Value Option for Financial Assets and Financial Liabilities,” became effective for the Company on July 1, 2008. The accounting standard provides the Company with the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis with the difference between the carrying value before election of the fair value option and the fair value recorded upon election as an adjustment to beginning retained earnings. The Company chose not to elect the fair value option.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with  banks within the PRC and in Hong Kong.

Accounts receivables, trade

During the normal course of business, the Company extends unsecured credit to its customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off. For the years ended June 30, 2009, and 2008, the Company wrote off uncollectible receivables amounting to $0, and $200,356  respectively. As of June 30, 2009 and 2008, management did not reserve any allowance for doubtful accounts.  The Company regularly reviews the credit worthiness of its customers and, based on the results of the credit review, determines whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers.

Inventories

Inventories are stated at the lower of cost or market, using the weighted average cost method.  Inventories consist of raw materials and supplies; work in process, and finished goods.  Raw materials mainly consist of coal (mined and purchased), rail, steel, wood and additives used in coking.  The cost of finished goods includes (1) direct costs of raw materials, (2) direct labor, (3) indirect production costs, such as allocable utilities cost, and (4) indirect labor related to the production activities, such as assembly and packaging.

Advances to suppliers

The Company advances monies to certain suppliers for the purchase of raw materials and construction contracts. These advances are interest-free and unsecured.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Property, plant and equipment, net

Property, plant and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred; while additions, renewals and betterments that extend the useful life of property, plant and equipment are capitalized.  When items of plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Mine development costs are capitalized and amortized by the units of production method over estimated total recoverable proven and probable reserves. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Building and plant	30-40 years
Machinery and equipment	10-20 years
Other equipment	5 years
Transportation equipment	5-7 years

Construction-in-progress includes direct costs of construction of mining tunnels improvements. Interest incurred during the period of construction, if material, is capitalized.  All other interest is expensed as incurred.  For the years ended June 30, 2009, 2008 and 2007, $35,914, $156,121 and $158,890 interest was capitalized into construction for progress, respectively. Construction-in-progress is not depreciated until such time the assets are completed and put into service. Maintenance, repairs and minor renewals are charged to expense as incurred. Major additions and betterment to property and equipment are capitalized.

Land use rights, net

Costs to obtain land use rights are recorded based on the fair value at acquisition and amortized over 36 years, the contractual period of the rights.  Under the FASB’s accounting standard regarding treatment of goodwill and other intangible assets, all goodwill and certain intangible assets determined to have indefinite lives are not amortized but tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed at least annually for impairment.

Intangible - mineral rights, net
Mineral rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable tons.  The Company’s coal reserves are controlled either through direct ownership which generally lasts until the recoverable reserves are depleted.

Impairment of long-lived assets

The Company evaluates long lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance FASB’s accounting guidance regarding “Disposal of Long-Lived Assets”.  Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Based on its review, the Company believes that, as of June 30, 2009 and 2008, there was no impairment of long lived assets.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Income taxes

Income taxes are provided based on the liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Effective January 1, 2007, the Company adopted  FASB’s accounting standard which indicates a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination  presumed to occur. The amount recognized is the largest amount of tax benefit that has greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Chinese income taxes

The Company’s subsidiary and VIEs are operating in the PRC and are governed by the income tax laws of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises as well as various local income tax laws (“Income Tax Laws”).  Prior to January 1, 2008, Income Tax Laws of the PRC, the Company’s subsidiaries and VIEs are generally subject to an income tax at an effective rate of 33% (30% national income taxes plus 3% local income taxes) on taxable income, which is based on the net income reported in the statutory financial statements after appropriate tax adjustments.  The statutory rate has been changed to 25%, effective January 1, 2008.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s coals and cokes that is sold in the PRC is subject to a Chinese value-added tax at a rate of 13% or 17% of the gross sales price, respectively.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing  finished products.  The Company recorded VAT payable and VAT receivable net of payments in the consolidated financial statements.  The VAT tax return is filed to offset the payables against the receivables.

Comprehensive income

FASB’s accounting standard regarding comprehensive income establishes requirements for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. This accounting standard defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, it also requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of such principal owners and management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Recently issued accounting pronouncements

In January 2009, the FASB issued an accounting standard which amended the impairment model by removing its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether another-than-temporary impairment has occurred. The adoption of this accounting standard did not have a material impact on the Company’s consolidated financial statements because all of the investments in debt securities are classified as trading securities.

In April 2009, the FASB issued an Accounting Standard to determine fair value when the volume and level of activity for the asset or liability have significantly decreased and identify transactions that are not orderly. It also amends and provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This new accounting standard shall be applied prospectively with retrospective application not permitted and it shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

In April 2009, the FASB issued an accounting standard that makes the other-than-temporary impairments guidance more operational and improves the presentation of other-than-temporary impairments in the financial statements. This standard replaced the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. The Company adopted this accounting standard, but it did not have a material impact on its consolidated financial statements.

In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually. This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption. The Company adopted this accounting standard, but it did not have a material impact on the disclosures related to its consolidated financial statements.

In May 2009, the FASB issued an accounting standard to provide guidance on management’s assessment of subsequent events. The new standard clarifies that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or are available to be issued. Management must perform its assessment for both interim and annual financial reporting periods. This new guidance does not significantly change the Company’s practice for evaluating such event and it is effective prospectively for interim and annual periods ending after June 15, 2009 and requires disclosure of the date subsequent events are evaluated through. The adoption of this new accounting standard did not have an impact on the Company’s results of operations or financial condition.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

In June 2009, the FASB also issued an accounting standard amending the accounting and disclosure requirements for the consolidation of variable interest entities (“VIEs”). The elimination of the concept of a QSPE, as discussed above, removes the exception from applying the consolidation guidance within this accounting standard. Further, this accounting standard requires a company to perform a qualitative analysis when determining whether or not it must consolidate a VIE. It also requires a company to continuously reassess whether it must consolidate a VIE. Additionally, it requires enhanced disclosures about a company’s involvement with VIEs and any significant change in risk exposure due to that involvement, as well as how its involvement with VIEs impacts the company’s financial statements. Finally, a company will be required to disclose significant judgments and assumptions used to determine whether or not to consolidate a VIE. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009, and the Company does not expect this standard to have a material effect on its consolidated financial statements.

Note 3 – Segment Reporting

The FASB’s accounting standard regarding Disclosure about Segments of an Enterprise and Related Information requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

As of and for the years ended June 30, 2009, 2008 and 2007, the Company’s chief operating decision maker, our CEO, has identified all activities of the Company’s subsidiaries, including coal mining, coking and the sales of all products as a result of these business activities, were conducted within one single reporting segment.  All of the Company’s products are sold within the PRC.  Major products and respective revenues are as summarized as follows:

	Years ended June 30,
	2009	2008	2007
Coke	$30,534,755	$55,103,692	$23,831,668
Coal tar	1,171,510	2,987,334	1,463,183
Raw coal	13,151,325	372,312	1,877,489
Washed Coal	6,538,402	160,150	2,906,361
Total	$51,395,992	$58,623,488	$30,078,701

Note 4 – Concentration and Credit Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions located in the PRC and HongKong. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of June 30, 2009 and 2008, the Company had deposits which were not covered by insurance for $5,679 and $4,575,184, respectively. The Company has not experienced any losses in such accounts.

For the years ended June 30, 2009, 2008 and 2007, all of the Company’s sales were generated in the PRC. In addition, all accounts receivable at June 30, 2009, 2008 and 2007 were generated in the PRC. Four major customers accounted individually for 29.00%, 13.24%, 12.22% and 10.78% of the Company’s total revenue for the year ended June 30, 2009, respectively. The Company held accounts receivable with those four customers with 36.24%, 56.31%, 0% and 0% of the total account receivables at June 30, 2009, respectively. For the year ended June 30, 2008, the Company had four major customers that accounted individually 37.61%, 19.56%, 17.36% and 13.90% of the Company’s total revenue and held accounts receivable with 18.99%, 19.56%, 16.48% and 10.54% of the total accounts receivable at June 30, 2008, respectively. There were four major customers that accounted individually 30.51%, 12.51%, 11.67% and 9.26% of the Company’s total revenue for the year ended June 30, 2007, respectively.

For the years ended June 30, 2009 and 2008, all of the Company’s purchases were generated in the PRC as well as accounts payable. The Company had three major vendors that collectively accounted for 15.27%, 15.23% and 10.11% of the Company’s total purchases for the year ended June 30, 2009 with which the Company held no accounts payable as of June 30, 2009. The Company had two major vendors that collectively accounted for 15.15%, and 12.68% of the Company’s total purchases for the year ended June 30, 2008 with which the Company held no accounts payable as of June 30, 2008. The Company had two major vendors that collectively accounted for 18.11%, and 12.16% of the Company’s total purchases for the year ended June 30, 2007 with which the Company held no accounts payable as of June 30, 2007.

Three major products under the coking segment accounted for approximately 59.41%, 25.59% and 12.72% of the Company’s total revenue for the year ended June 30, 2009. One major product accounted for approximately 94% and 79% of the Company’s total revenue for the years ended June 30, 2008 and 2007, respectively.

Note 5 – Notes Receivable

Notes receivable represent trade accounts receivable due from various customers where a customers’ bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company is allowed to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the early request will result in an interest charge and a processing fee. Notes receivable totaled $358,808, and $0 as of June 30, 2009 and 2008, respectively.

Note 6 – Inventories

Inventory as of June 30, 2009 and 2008 consisted of the following:

	2009	2008
Raw material	$28,150	$123,362
Supplemental material	3,844	38,457
Finished goods	75,193	44,871
Total	$107,187	$206,690

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 7 – Advances to suppliers

Advances to suppliers are monies deposited or advanced to unrelated vendors for future inventory purchases, which consist mainly raw coal purchases.  Most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will fulfill their purchases on a timely basis and with favorable pricing.

Advances to suppliers as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008

Advances for raw coal procurement	$8,364,448	$1,634,056
Others	-	12,658
Total	$8,364,448	$1,646,714

Note 8 – Property, Plant and Equipment, net

Property, plant and equipment as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008
Buildings and improvements	$10,020,060	$9,971,523
Mine development cost	5,004,179	2,243,480
Machinery and equipment	5,619,835	5,392,818
Other Equipment	392,019	363,524
Total	21,036,093	17,971,345
Less accumulated depreciation	(6,534,598)	(4,502,641)
Construction-in-progress	2,453,164	2,710,204
Total, net	$16,954,659	$16,178,908

Depreciation expense for the years ended June 30, 2009, 2008 and 2007 amounted to $2,013,441,   $1,259,811, and $1,031,563, respectively. Construction-in-progress is related to Hongchang coal’s mining tunnel improvement project costing approximately $5.42 million. As of June 30, 2009, the Company had paid approximately $2.42 million. This project was completed in August 2009.

Note 9 – Intangible – Land Use Rights, net

Land use rights, net consisted of the following as of June 30, 2009 and 2008:

	June 30, 2009	June 30, 2008

Land use rights	$2,296,695	$2,287,289
Accumulated amortization	(350,884)	(285,910)
Total, net	$1,945,811	$2,001,379

Amortization expense for the years ended June 30, 2009, 2008 and 2007 amounted to $63,798, $59,961 and $55,779, respectively.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Amortization expense for the next five years and thereafter is as follows:

Year ended June 30,
2010	$63,798
2011	63,798
2012	63,798
2013	63,798
2014	63,798
2015 and thereafter	1,626,821
Total	$1,945,811

Note 10 – Intangible - Mineral Rights, net

Mineral rights, net consisted of the following as of June 30, 2009 and 2008:

	June 30, 2009	June 30, 2008

Mineral rights	$13,101,831	$13,048,171
Accumulated depletion	(7,867,839)	(5,033,572)
Total, net	$5,233,992	$8,014,599

Depletion expense for the years ended June 30, 2009, 2008 and 2007 amounted to $2,813,566, $2,073,626 and $1,205,213, respectively, which were charged to cost of revenue.

Note 11 – Short-term Loans

Short-term loans represent amounts due to various banks and individuals and are due either on demand or normally within one year. These loans generally can be renewed with the banks or the individual creditors.

As of June 30, 2009 and 2008, the Company had short-term bank loans amounting to $2,219,475 and $3,896,989, respectively. Of the bank loan balance at June 30, 2009, $483,450 was guaranteed by a third party, and the remaining balance was guaranteed by Hongguang Power. The Company also borrowed a loan a short-term loan from a third party for $1,098,750 with maturity date of November 5, 2009.

 Weighted average interest rates were 8.89%, 8.74%, and 8.07% for the years ended June 30, 2009, 2008 and 2007, respectively.  Total interest expense on short term loans for the years ended June 30, 2009, 2008 and 2007 amounted to $308,618, $374,554, and $146,408, respectively, after $35,914, $156,121 and $158,891 were capitalized into construction-in-progress.

Note 12– Construction payable

Construction payables consisted of the payable to various contractors incurred in connection wiht the Company’s completed construction projects for the coal mines and the power plant. These payables for the construction projects bear no interest and are generally collateralized generally by the construction works as mechanic’s liens.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 13 – Taxes

Income Tax

Effective January 1, 2008, the New Enterprise Income Tax ("EIT") law replaced the existing laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs") in the PRC. The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner. Pursuant to the PRC tax law, net operating loss can be carried forward 5 years to offset future taxable income.

The PRC does not allow consolidation or group filing for corporate income tax purposes. Income and losses from members of the same consolidated group (for financial reporting purposes) are not allowed to offset one another. Therefore, total taxable income (loss) subject to actual PRC corporate tax within the consolidated group does not necessarily equal to the consolidated net income before income tax of the consolidated group. The PRC tax administration system does not necessarily retroactively recognize or allow accounting adjustments that are discovered and posted after the income tax returns are filed as additional taxable income or deductions for the tax year to which such post-filing accounting adjustments relate. The Company considers any US GAAP adjustments to its financial statements made after the statutory tax returns are filed to be permanent differences for the purpose of reconciling differences of income tax provision and actual PRC income tax liabilities.

The provision for income taxes consists of the following for the years ended June 30, 2009 and 2008:
	June 30, 2009	June 30, 2008	June 30, 2007

BVI current income tax expense	$-	$-	$-
PRC current income tax expense	3,491,590	8,046,315	2,165,766
Total provision for income taxes	$3,491,590	$8,046,315	$2,165,766

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended June 30, 2009, 2008 and 2007:

	2009		2008		2007

BVI income tax	0%		0%		0%
PRC income tax	25%		30.3%	(1)	33%
China income tax exemption	(10.94%)	(2)	0%		0%
Other item	3.01%	(3)	1.7%	(3)	45.2%	(3)

Effective rate	17.07%		32%		78.2%

(1) For the years ended June 30, 2008, the Company was subject to 33% and 25% income tax rates for the first six months and later three months, respectively due to the new EIT was effective on January 1, 2008.

(2) The -10.94% represents $2,570,980 of tax exemption received by Baofeng entity during fiscal year 2009.

(3) The 3.01%, 1.70% and 45.20% represent operating losses incurred by Hongchang, and Hongguang for the years ended at June 30, 2009, 2008 and 2007 respectively. Management believes the losses may not be recovered through future operations.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Value Added Tax

The Company incurred VAT on sales and VAT on purchases the in PRC amounting to $9,285,223 and $3,272,861 for the year ended June 30, 2009, $11,282,203 and $3,503,238 for the year ended June 30, 2008, and $5,667,876 and $2,689,252 for the year ended June 30, 2007,  respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes Payable

Taxes payable as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008
VAT	$502,867	$760,459
Income tax	1,906,975	1,990,387
Others	272,412	196,272
Total taxes payable	$2,682,254	$2,947,118

Note 14 – Commitments and Contingencies

Lease Commitment

The Company leases its office space in downtown Pingdingshan under an operating lease with a one year term, which expires on June 30, 2010.  The lease is generally renewable upon expiration and requires an upfront payment of the annual rent in the amount of $6,328 upon execution of the lease.

Purchase Commitment

Hongli entered into an agreement with the Henan Province Pingdingshan Municipal Bureau of Land and Resources on December 9, 2008 to acquire the land use rights over some 1,270,000 square meters of industrial zoning vacant land in the Baofeng County. The total acquisition cost amounts to $21,954,490 (or RMB 149,860,000) for a 50 year land use right.  Under the agreement, the Company committed to pay $13,185,000 (or RMB 90,000,000) the first installment by June 30, 2009 and $8,769,490 (or RMB 59,860,000) by September 30, 2009. The Pingdingshan Municipal Bureau of Land and Resources granted an extension to the company in November 2009, and permitted the company to pay up the entire amount for the acquisition by the end of the June 30, 2010. The Company acquired the land as a part of a business expansion plan under which a new coking factory and related facilities will be situated.  Under the agreement, the Company agreed to commence the construction project before March 16, 2009 with possible extension rights, and complete the construction of coking factory by March 16, 2011, with a possible extension upon approval by the Henan Province Pingdingshan Municipal Bureau of Land and Resources. As of June 30, 2009, this Company has not commenced construction yet.

Note 15 – Statutory Reserves

The laws and regulations of the PRC require that before foreign invested enterprises can legally distribute profits, they must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after fulfillment of the statutory reserves. The statutory reserves include the statutory surplus reserve fund and the common welfare fund.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC Company Law, to the statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer must be made before distribution of any dividends to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of  registered capital.

The common welfare fund is no longer required after 2006 in accordance with PRC Company Law.

For the year ended June 30, 2009, the Company’s subsidiary Hongli’s statutory surplus reserve has reached 50% of the entity’s registered capital and Hongguang and Hongguang did not make any contribution to the statutory reserve resulting from their net operating losses.

Hongchang coal is required by the PRC government to reserve a certain amount for mine  maintenance based on the actual quantity of coal exploited.

The component of statutory reserves and the future contributions required pursuant to PRC Company Law are as follows as of June 30, 2009, 2008 and 2007:
	June 30, 2009	June 30, 2008	June 30, 2007	50% of registered capital	Future contributions required as of June 30, 2009

Hongli	$548,204	$548,204	$107,596	$548,204	$-
Hongguang	-	-	-	1,514,590	1,514,590
Hongchang	25,208	25,208	-	206,535	181,327
Statutory surplus reserve	573,412	573,412	107,596	2,269,329	1,695,917
Reserve for coal mine maintenance	554,298	-	-	-	-
Total Statutory reserve	$1,127,710	$573,412	$107,596	$2,269,329	$1,695,917

Note 16 – Related Party Transactions

The Company has loans from Mr. Jianhua Lv, a majority shareholder, President and CEO of the Company, and Mr. Liuchang Yang, Director and Vice President of Hongli. Mr. Lv and Mr. Yang provided the funds for the Company’s acquisitions of the coal mine, and Baofeng Coking, and to fund construction of the power plant. These loans are unsecured, payable on demand and bear no interest.

The Company imputed the interest on loans from related parties based on the prevailing rate which was 8.89%, 8.74% and 8.07% for the years ended June 30, 2009, 2008 and 2007, respectively. The imputed interest on the loans from the related parties amounted to $450,054, $431,123 and $474,596 for the years ended June 30, 2009, 2008 and 2007, respectively.  Imputed interest was transferred to additional paid-in capital. The imputed interest on the loans from Mr. Yang amounted to $40,220, $205,806 and $228,289 for the years ended June 30, 2009, 2008 and 2007, respectively.

The payables to Mr. Lv, and Mr. Yang as of June 30, 2009 and 2008 are as follows:

Due to	June 30, 2009	June 30, 2008	Term	Manner of Settlement

Mr. Jianhua Lv	$1,281,304	$4,667,405	Short term	Cash
Mr. Liuchang Yang	259,033	2,092,983	Short term	Cash
Total	$2,202,050	$6,760,388

Note 17 – Subsequent Events

Transfer of share ownership in Top Favour

On July 6, 2009, Top Favour  issued 9,000 new ordinary shares to seventeen parties. Mr. Jianhua Lv transferred his 1,000 shares to Honour Express Limited, a British Virgin Islands international business company which is solely owned by Mr. Shaohua Tan, a Singapore citizen.  As a result of the share issuance and share transfer, Top Favour  has 10,000 ordinary shares outstanding, 51.03% of which is held by Honour Express Limited.

Mr. Shaohua Tan and Mr. Jianhua Lv further entered into a Call Option Agreement (“Incentive Option Agreement”).  To provide incentive to Mr. Lv in connection with the development of Top Favour  business, it was agreed that Mr. Lv shall receive 100% shares of Honour Express within the next three years, subject to certain contingencies as set forth in the Incentive Option Agreement.

Under the Incentive Option Agreement, Mr. Lv shall serve as CEO and Chairman of Top Favour (or its successor) for not less than a 5 year period; and in anticipation of Mr. Lv’s continuous contributions to the Hongli Companies including Top Favour, Hongyuan, Hongli and its subsidiaries, if the companies meet certain revenue thresholds, Mr. Lv shall have the right and option to acquire the shares of Honor Express Limited at nominal price (the “Option”).

In addition, the Incentive Option Agreement also provides that Mr. Tan shall not dispose any of the shares of Honor Express without Mr. Lv’s consent.

Share Exchange Agreement

On July 17, 2009, the Company entered into a Share Exchange Agreement among Ableauctions, Top Favour, and the shareholders of Top Favour  (the “Share Exchange Agreement”), and Ableauctions.com, Inc. (“Ableauctions”), a Florida corporation, the common stock of which is quoted on NYSE Amex.  Under the Share Exchange Agreement, Ableauctions and the Company agreed to enter into a transaction in which Ableauctions will acquire all of the equity interest of the Company (the “Acquisition”).  The Share Exchange Agreement provides that, among other things, upon the closing of the share exchange transaction:

(1)	the Company’s shareholders will transfer 100% of the issued and outstanding capital stock of Top Favour to Ableauctions;

(2)
as consideration for the acquisition of the Top Favour  equity interests, Ableauctions will issue common stock to Top Favour’s shareholders; immediately after the closing of the Share Exchange Agreement, the former shareholders of Top Favour  and the former shareholders of Ableauctions will own approximately 97% and 3% of the outstanding shares of Ableauctions, respectively.

(3)
Ableauctions will adopt a plan of liquidation reasonably acceptable to Top Favour, under which it shall establish a liquidating trust for purposes of discharging outstanding liabilities and distributing remaining assets of Ableauctions to its shareholders as of a certain record date prior to the closing; at the closing, Ableauctions will have no material liabilities, contingent or otherwise, and no material assets.

The plan of share exchange under the Share Exchange Agreement is subject to approval by the shareholders of both companies.  Upon the closing of the share exchange transaction, the Acquisition will be treated as a reverse acquisition with which results in the legal acquirer, the Ableauctions, being treated as being acquired by Top Favour under the acquisition method.

The Company has performed an evaluation of subsequent events through is the date the financial statements were issued. No material subsequent events have occurred since June 30, 2009 that should be recorded or disclosed to keep the consolidated financial statements from being misleading.